Exhibit 10.27

THIRD AMENDMENT TO AMENDED AND RESTATED

LOAN AGREEMENT

This Third Amendment to Amended and Restated Loan Agreement (this “Amendment”) dated April 15, 2014, is by and among BMO Harris Bank N.A., formerly known as Harris N.A. (“Lender”), Duluth Holdings Inc., a Wisconsin corporation (“Holdings”), and Duluth Trading Company, LLC, a Wisconsin limited liability company (“Trading,” and collectively with Holdings, the “Borrowers”).

RECITALS

WHEREAS, Lender and Borrowers are parties to that certain Amended and Restated Loan Agreement dated June 13, 2011, as amended by First Amendment to Amended and Restated Loan Agreement dated June 30, 2012 and Second Amendment to Amended and Restated Loan Agreement dated December 27, 2013 (the “Loan Agreement”); and

WHEREAS, Borrowers and Lender desire to amend the Loan Agreement as provided herein.

AGREEMENT

NOW, THEREFORE, Lender and Borrowers hereby agree as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement. As used in the Loan Agreement as amended hereby, the following terms shall have the following meanings:

“Applicable Margin” initially shall mean 1.5% per annum, and shall be adjusted within 30 days after Borrowers deliver to Lender Borrowers’ financial statements for the last day of a fiscal year of Borrowers, commencing with the fiscal year ending December 31, 2013 (based on financial statements delivered under Section 8.1(b) hereof, subject to retroactive adjustment upon delivery of financial statements under Section 8.1(a) hereof in case such statements indicate a Net Income that would result in a different Applicable Margin), which adjustment shall be effective as of the first day of the month (the “Effective Date”) in which the adjustment is made, provided that the Rate Adjustment Conditions (as defined hereinafter) are met. “Rate Adjustment Conditions” shall mean (a) the Borrowers’ Net Income for the applicable fiscal year, as shown on the applicable annual financial statements, corresponds to a different Applicable Margin in accordance with the chart below, and (b) in the case of an Applicable Margin reduction, no Event of Default exists hereunder and no condition exists that would constitute an Event of Default hereunder with the giving of notice or passage of time or both. If Borrowers’ financial statements for the last day of any fiscal year of Borrowers are not delivered to Lender as of the date required hereunder, then Lender may, at Lender’s option, increase the Applicable Margin to the amount provided below for Tier 1.

If Net Income for the Fiscal Year is	Applicable Margin shall be
TIER 1 Less than or equal to $15,000,000	1.75%
TIER 2 Greater than $15,000,000 and less than or equal to $25,000,000	1.50%
TIER 3 Greater than $25,000,000	1.25%

“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois. If the applicable Business Day relates to the determination of the LIBOR Rate, then Business Day means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.

“Guarantor” means any party that may guaranty some or all of the Obligations from time to time. As of the date hereof, there are no Guarantors.

“Guaranty” means any guaranty of some or all of the Obligations from time to time. As of the date hereof, there are no Guaranties.

“LIBOR Rate” means, for any month, the one-month London Interbank Offered Rate (LIBOR) as reported on Bloomberg Financial Market’s terminal screen entitled “Official ICE LIBOR Fixings” as reported two Business Days prior to the first day of such month, unless such rate is no longer available or published, in which case such rate shall be at a comparable index rate selected by the Lender with notice to the Borrowers. The Lender shall determine the interest rate applicable to the Loans based on the foregoing, and its determination thereof shall be conclusive and binding except in the case of manifest error.

“Maximum Advance Amount” shall mean (i) Twenty Four Million and 00/100 Dollars ($24,000,000.00) for the time period between June 1 and December 31 of each year and (ii) Ten Million and 00/100 Dollars ($10,000,000.00) for all other periods.

“Revolving Note” means the Borrowers’ Second Amended and Restated Revolving Note dated the date hereof in favor of Lender in the maximum principal amount of Twenty Four Million and 00/100 Dollars ($24,000,000.00), as it may be amended, modified, supplemented or replaced from time to time.

“Termination Date” means the earlier of May 31, 2015 or the date on which the Lender terminates the Borrowers’ rights hereunder.

2. Conditions Precedent. This Amendment shall not be effective until Borrowers have delivered the following documents, executed as appropriate:

(a)	this Amendment;

(b)	the Second Amended and Restated Revolving Note;

(c)	an Officer’s Certificate and Borrowing Resolutions of Holdings; and

(d)	an Officer’s Certificate and Borrowing Resolutions of Trading.

3. Effect of Amendment. Except as amended hereby or otherwise in writing signed by the party against whom it is to be enforced, the Notes and the Loan Agreement shall remain in full force and effect.

4. Fees and Expenses. Borrowers shall pay all fees and expenses incurred by Lender (including fees of counsel) in connection with the preparation, issuance, maintenance and enforcement of this Amendment.

5. Law Governing. This Amendment shall be governed by the laws of the State of Wisconsin.

6. Binding Effect. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

7. Counterparts. This Amendment may be executed in counterparts, all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute effective delivery thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

DULUTH HOLDINGS INC.

By:	/s/ Mark DeOrio
Mark DeOrio, Chief Financial Officer

DULUTH TRADING COMPANY, LLC

By:	Duluth Holdings Inc., its sole member

	By:	/s/ Mark DeOrio
Mark DeOrio, Chief Financial Officer

BMO HARRIS BANK N.A., f/k/a Harris N.A.

By:	/s/ Daniel W. Propson
Daniel W. Propson, Vice President

(signature Page — Third Amendment to Amended and Restated Loan Agreement)

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